SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant:        Yes.

Filed by a Party other than the Registrant:  No.

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                           LOGANSPORT FINANCIAL CORP.
                (Name Of Registrant As Specified In Its Charter)
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11
         (1)      Title of each class of securities to which transaction
                  applies:             N/A
         (2)      Aggregate number of securities to which transaction
                  applies:             N/A
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and
                  state how it was determined):     N/A
         (4)      Proposed maximum aggregate value of transaction:     N/A
         (5)      Total fee paid:
[ ]      Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
         Schedule and the date of its filing.       N/A
         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

[LOGO]                      LOGANSPORT FINANCIAL CORP.
                                723 East Broadway
                            Logansport, Indiana 46947
                                 (219) 722-3855



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held On April 8, 1997



     Notice is hereby given that the Annual Meeting of Shareholders of Logansport Financial Corp. (the "Holding Company") will be held at the Holding Company's office at 723 East Broadway, Logansport, Indiana, on Tuesday, April 8, 1997, at 2:00 p.m., Eastern Standard time.

     The Annual Meeting will be held for the following purposes:

     1. Election of Directors. Election of two of the directors of the Holding Company for terms expiring in 2000.

     2. Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on February 14, 1997, are entitled to vote at the meeting or any adjournment thereof.

     We urge you to read the enclosed Proxy Statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

     A copy of our Annual Report for the fiscal year ended December 31, 1996, is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.



                                              By Order of the Board of Directors


                                              /s/ Thomas G. Williams
                                              Thomas G. Williams, President and
                                              Chief Executive Officer


Logansport, Indiana

February 27, 1997



IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                           LOGANSPORT FINANCIAL CORP.
                                723 East Broadway
                            Logansport, Indiana 46947
                                 (219) 722-3855


                                 PROXY STATEMENT
                                       FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                                  April 8, 1997

     This Proxy Statement is being furnished to the holders of common stock, without par value (the "Common Stock"), of Logansport Financial Corp. (the "Holding Company"), an Indiana corporation, in connection with the solicitation of proxies by the Board of Directors of the Holding Company to be voted at the Annual Meeting of Shareholders to be held at 2:00 p.m., Eastern Standard time, on April 8, 1997, at the Holding Company's office at 723 East Broadway, Logansport, Indiana, and at any adjournment of such meeting. The principal asset of the Holding Company consists of 100% of the issued and outstanding shares of common stock, $.01 par value per share, of Logansport Savings Bank, FSB
("Logansport Savings"). This Proxy Statement is expected to be mailed to the shareholders on or about February 27, 1997.

     The proxy solicited hereby, if properly signed and returned to the Holding Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for each of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

     Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Holding Company written notice thereof (Dottye Robeson, 723 East Broadway, Logansport, Indiana 46947), (ii) submitting a duly executed proxy bearing a later date, or (iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only shareholders of record at the close of business on February 14, 1997 ("Voting Record Date"), will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 1,256,375 shares of the Common Stock issued and outstanding, and the Holding Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting. The holders of over 50% of the outstanding shares of Common Stock as of the Voting Record Date must be present in person or by proxy at the Annual Meeting to constitute a quorum. In determining whether a quorum is present, shareholders who abstain, cast broker non-votes, or withhold authority to vote on one or more director nominees will be deemed present at the Annual Meeting.

     The following table sets forth certain information regarding the beneficial ownership at the Common Stock as of February 14, 1997, by each person who is known by the Holding Company to own beneficially 5% or more of the Common Stock. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

                                                                  Number of Shares of
          Name and Address of                                        Common Stock                    Percent of
          Beneficial Owner (1)                                    Beneficially Owned                  Class (2)
   --------------------------------------------                   -------------------                -----------
   Wellington Management Company, LLP (3)                                86,000                         6.8%
     Bay Pond Partners, L.P.
     Wellington Hedge Management Limited Partnership
     Wellington Hedge Management, Inc.
     75 State Street
     Boston, Massachusetts  02109
   John Hancock Advisers, Inc. (4)                                      127,500                        10.1%
     John Hancock Mutual Life Insurance Company
     John Hancock Subsidiaries, Inc.
     John Hancock Asset Management
     The Berkeley Financial Group
     101 Huntington Avenue
     Boston, Massachusetts 02199
   SoGen International Fund, Inc. (5)                                    90,000                         7.2%
     Societe Generale Asset Management Corp.
     1221 Avenue of the Americas
     New York, New York  10020

-------------
   (1) The information in this chart is based on Schedule 13D and 13G Reports filed by the above-listed persons with the Securities and Exchange Commission (the "SEC") containing information concerning shares held by them, and information provided to the Holding Company after such filing was made. It does not reflect any changes in those shareholdings which may have occurred since the date of such information provided to the Holding Company.

   (2) Based upon 1,256,375 shares of Common Stock outstanding which does not include options for 129,340 shares of Common Stock granted to certain directors, officers and employees of the Holding Company and Logansport Savings.

   (3) In Schedules 13G and 13D filed with the SEC, the entities listed above indicate they may be the beneficial owners of the foregoing shares and that over 5% of the Holding Company's outstanding shares may be deemed to be beneficially owned by the Bay Pond Partners, L.P. ("Bay Pond"), a Delaware limited partnership. Any shares not beneficially owned by Bay Pond may be held by other clients of Wellington Management Company, LLP ("WMC"), a Massachusetts general partnership and a registered investment adviser. Bay Pond shares with WMC voting and dispositive power with respect to the shares it owns. WMC shares dispositive power with respect to any remaining shares with its other investment advisory clients. Wellington Hedge Management Limited Partnership ("WHMLP"), a Massachusetts limited partnership, is the sole general partner of Bay Pond. Wellington Hedge Management, Inc., a Massachusetts corporation, is the sole general partner of WHMLP.

   (4) In a Schedule 13G filed with the SEC, the entities listed above indicate they may be the beneficial owners of the foregoing shares, 77,500 of which are held by the John Hancock Bank and Thrift
         Opportunity Fund and 50,000 of which are held by the John Hancock Regional Bank Fund, each of which is a registered investment company. John Hancock Advisers, Inc. ("Advisers") acts as investment adviser to both of those funds. The other entities listed above are parent company affiliates of Advisers. Advisers has sole power to vote and dispose of the shares. Pursuant to the Holding Company's Articles of Incorporation, the Corporation will count as shares entitled to vote only up to ten percent of the issued and outstanding shares of Common Stock, or 125,637 shares, of the 127,500 shares held by these shareholders. The remaining 1,863 shares held by the group will not be counted as shares eligible to vote on matters submitted to the shareholders at the Annual Meeting.

   (5) In a Schedule 13G filed with the SEC, the entities listed above indicate they may be the beneficial owners of the foregoing shares which are held by SoGen International Fund, Inc., a Maryland corporation, whose investment adviser is Societe Generale Asset Management Corp., a Delaware corporation. These two entities share voting and dispositive power with respect to these shares.

                       PROPOSAL I -- ELECTION OF DIRECTORS

     The Board of Directors consists of seven members. The By-Laws provide that the Board of Directors is to be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually. The two nominees for election as a director this year are Norbert E. Adrian and William Tincher, Jr., each whom currently serves as a director whose term will expire upon the completion of the election at the Annual Meeting. Mr. Adrian and Mr. Tincher each have been nominated to serve for a three-year term ending in 2000.

     Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the nominees listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

     The following table sets forth certain information regarding the nominees for the position of director of the Holding Company and each director continuing in office after the Annual Meeting,, including the number and percent of shares of Common Stock beneficially owned by such persons as of the Voting Record Date. Unless otherwise indicated, each director or nominee has sole investment and/or voting power with respect to the shares shown as beneficially owned by him. No nominee for director or director is related to any other nominee for director, director, or executive officer of the Holding Company by blood, marriage, or adoption, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The table also sets forth the number of shares of Holding Company Common Stock beneficially owned by all directors and executive officers of the Holding Company as a group.

                                                                       Director        Common Stock
                                                     Director of        of the         Beneficially
                                  Expiration of      Logansport         Holding         Owned as of
                                     Term as           Savings          Company        February 14,      Percentage
Name                                Director            Since            Since           1997 (1)         of Class
----                                --------            -----            -----           --------         --------
Norbert E. Adrian                     2000              1979             1995             23,218(2)           1.8%
William Tincher, Jr.                  2000              1994             1995             19,553(3)           1.6%

Directors
Continuing in Office
--------------------
Charles J. Evans                      1999               ---             1995             23,923(4)           1.9%
Donald G. Pollitt                     1998              1960             1995             16,468(5)           1.3%
Susanne S. Ridlen                     1998              1982             1995              6,718              .53%
David G. Wihebrink                    1999              1991             1995             13,228(6)           1.1%
Thomas G. Williams                    1999              1962             1995             43,394(7)           3.4%
All directors and executive officers
as a group (9 persons)                                                                   171,304(8)          13.4%

----------------
(1) Based upon information furnished by the respective directors or director nominees. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic power with respect to the shares. Includes shares benefically owned by members of the immediate families of the directors or director nominees residing in their homes.

(2) Includes 8,000 shares held jointly by Mr. Adrian and his son, 1,573 shares subject to a stock option granted under the Logansport Financial Corp. Stock Option Plan (the "Option Plan") and 2,645 shares held under the Logansport Savings Bank, FSB Recognition and Retention Plan and Trust (the "RRP"). Does not include stock options for 6,296 shares which are not exercisable for a period of 60 days following the Voting Record Date.

(3) Of these shares, 15,310 are held jointly by Mr. Tincher with his spouse and children, 1,573 shares are subject to a stock option granted under the Option Plan and 2,645 shares are held under the RRP. Does not include stock options for 6,296 shares which are not exercisable for a period of 60 days following the Voting Record Date.

(4) Includes 2,150 shares held jointly by Mr. Evans, his spouse and his daughter, 7,869 shares subject to a stock option granted under the Option Plan and 13,225 shares are held under the RRP. Does not include stock options for 31,476 shares which are not exercisable for a period of 60 days following the Voting Record Date.

(5) Includes 12,250 shares held jointly by Mr. Pollitt and his spouse, 1,573 shares subject to a stock option granted under the Option Plan and 2,645 shares held under the RRP. Does not include stock options for 6,296 shares which are not exercisable for a period of 60 days following the Voting Record Date.

(6) Of these shares, 877 are held by Mr. Wihebrink as custodian for his minor children, 1,573 shares are subject to a stock option granted under the Option Plan and 2,645 shares are held under the RRP. Does not include stock options for 6,296 shares which are not exercisable for a period of 60 days following the Voting Record Date.

(7) Includes 7,869 shares subject to a stock option granted under the Option Plan and 13,225 shares held under the RRP. Does not include stock options for 31,476 shares which are not exercisable for a period of 60 days following the Voting Record Date.

(8) The total of such shares includes 24,198 shares subject to stock options granted under the Option Plan and 45,175 shares which are held under the RRP. Does not include stock options for 96,812 shares which are not exercisable within a period of 60 days following the Voting Record Date.

     Presented below is certain information concerning the director nominees of the Holding Company:

     Norbert E. Adrian (age 67) retired as the General Manager of Rockwell International ("Rockwell") in 1984 after 20 years of service. Rockwell is located in Logansport, Indiana, and manufactures custom automotive parts. Prior to his employment with Rockwell, Mr. Adrian was employed by the accounting firm of Bailey, Cord and Williams.

     Charles J. Evans (age 50) has served as Vice President and Senior Loan Officer of Logansport Savings since 1980.

     Donald G. Pollitt (age 69) is the former Business and Promotion Manager of the Logansport Pharos-Tribune and a former President of the Rolling Hills Golf Course in Logansport, Indiana.

     Susanne S. Ridlen (age 56) has served as Faculty member of Indiana University Kokomo since 1969. Ms. Ridlen also currently serves as a member of the Board of Directors of the Cass County Community Foundation in Logansport, Indiana.

     William Tincher, Jr. (age 57) has served as Plant Manager for the Modine Manufacturing Company ("Modine") since 1977. Modine is located in Logansport, Indiana, and manufactures automotive cooling systems.

     David G. Wihebrink (age 49) has served as Vice President and Chief Financial Officer of TM Morris Manufacturing Co., Inc. ("Morris"), since 1988. Morris is located in Logansport, Indiana, and manufactures lead wire assemblies and wiring harnesses and stampings. Prior to his employment with Morris, Mr. Wihebrink was a member of the accounting firm Smith, Thompson & Wihebrink (Logansport) for 15 years. Mr. Wihebrink also currently serves as a member of the Board of Directors of the Neal Home retirement home in Logansport, Indiana.

     Thomas G. Williams (age 63) has served as President of Logansport Savings since 1971.

     THE DIRECTORS SHALL BE ELECTED UPON RECEIPT OF A PLURALITY OF VOTES CAST AT THE ANNUAL SHAREHOLDERS MEETING. PLURALITY MEANS THAT INDIVIDUALS WHO RECEIVE THE LARGEST NUMBER OF VOTES CAST ARE ELECTED UP TO THE MAXIMUM NUMBER OF DIRECTORS TO BE CHOSEN AT THE MEETING. ABSTENTIONS, BROKER NON-VOTES, AND INSTRUCTIONS ON THE ACCOMPANYING PROXY TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES WILL RESULT IN THE RESPECTIVE NOMINEE RECEIVING FEWER VOTES. HOWEVER, THE NUMBER OF VOTES OTHERWISE RECEIVED BY THE NOMINEE WILL NOT BE REDUCED BY SUCH ACTION.

The Board of Directors and its Committees

     During the fiscal year ended December 31, 1996, the Board of Directors of the Holding Company met or acted by written consent ten times. No director attended fewer than 75% of the aggregate total number of meetings during the last fiscal year of the Board of Directors of the Holding Company held while he served as director and of meetings of committees which he served during that fiscal year. The Board of Directors of the Holding Company has an Audit Committee, a Stock Compensation Committee and Nominating Committee, among its other Board Committees. All committee members are appointed by the Board of Directors.

     The Holding Company's Audit Committee is comprised of all members of the Board of Directors, recommends the appointment of the Holding Company's independent accountants, and meets with them to outline the scope and review the results of audits. The Audit Committee met one time during 1996.

     The Stock Compensation Committee administers the Option Plan and the RRP. The members of that Committee are Susanne Ridlen, William Tincher, Jr., and David G. Wihebrink. It met one time during 1996.

     The Board of Directors nominated the slate of directors set forth in the Proxy Statement. Although the Board of Directors of the Holding Company will consider nominees recommended by shareholders, it has not actively solicited recommendations for nominees from shareholders nor has it established procedures for this purpose. Article III, Section 12 of the Holding Company's By-Laws provides that shareholders entitled to vote for the election of directors may name nominees for election to the Board of Directors but there are certain requirements that must be satisfied in order to do so. Among other things, written notice of a proposed nomination must be received by the Secretary of the Holding Company not less than 60 days prior to the Annual Meeting; provided, however, that in the event that less than 70 days' notice or public disclosure of the date of the meeting is given or made to shareholders (which notice or public disclosure includes the date of the Annual Meeting specified in the Holding Company's By-Laws if the Annual Meeting is held on such date), notice must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

Management Remuneration and Related Transactions

     Remuneration of Named Executive Officer

     During the fiscal year ended December 31, 1996, no cash compensation was paid directly by the Holding Company to any of its executive officers. Each of such officers was compensated by Logansport Savings.

     The following table sets forth information as to annual, long-term and other compensation for services in all capacities to the Holding Company and its subsidiaries for each of the three fiscal years ended December 31, 1996, of the person who served as chief executive officer of the Holding Company during the fiscal year ended December 31, 1996 (the "Named Executive Officer"). There were no other executive officers of the Holding Company who earned over $100,000 in salary and bonuses during that fiscal year.

                           Summary Compensation Table
                                                                               Long Term Compensation
                                                                               -----------------------
                                                 Annual Compensation                   Awards
                                      --------------------------------------   -----------------------
Name                                                                Other                                   All
and                                                                 Annual     Restricted   Securities      Other
Principal                   Fiscal                                  Compen-       Stock     Underlying     Compen-
Position                     Year     Salary ($)(1)   Bonus ($)  sation($)(2)   Awards($)   Options(#)    sation($)
--------                     ----     -------------   ---------  ------------   ---------   ----------    ---------
Thomas G. Williams           1996      $74,800        $32,611         ---       $165,313 (3)  33,063         (4)
  President, Chief Executive 1995      $73,300        $32,256         ---          ---          ---          ---
  Officer and Director       1994      $70,800        $31,350         ---          ---          ---          ---

---------------------
(1) Includes fees received for service on Logansport Savings Board of Directors, including fees deferred pursuant to Mr. Williams' deferred compensation agreement. Does not include commissions received on the sale of credit life and mortgage life insurance or fees for appraisal securities. See "Transactions with Certain Related Persons."

(2) The Named Executive Officer of the Holding Company receives certain perquisites, but the incremental cost of providing such perquisites does not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.

(3) The value of the restricted stock awards was determined by multiplying the fair market value of the Common Stock on the date the shares were awarded by the number of shares awarded. These shares vest over a five year period. As of December 31, 1996, the number and aggregate value of restricted stock holdings by Mr. Williams were 13,225 and $148,781, respectively. Dividends paid on the restricted shares are payable to the grantee as the shares are vested and are not included in the table.

(4) Effective January 14, 1997, these options were adjusted so as to be for the purchase of 39,345 shares as a result of the Corporation's special cash distribution paid on December 10, 1996.

     Stock Options

                                     Option Grants - Last Fiscal Year
                                             Individual Grants
--------------------------------------------------------------------------------------------------------
                                                % of Total
                                              Options Granted        Exercise or
                            Options            to Employees           Base Price            Expiration
     Name                Granted(#)(1)        In Fiscal Year         ($/Share)(2)             Date(3)
------------------       -------------        ---------------        ------------          -------------
Thomas G. Williams           33,063                44%                 $12.50              April 8, 2006

--------------
(1)  Options to acquire shares of the Holding Company's Common Stock.

(2) The option exercise price may be paid in cash or with the approval of the Stock Compensation Committee, after June 13, 1998, in shares of Holding Company Common Stock or a combination thereof. The initial option exercise price equaled the market value of a share of the Holding Company Common Stock on the date of grant, but was subsequently adjusted on January 14, 1997 pursuant to the terms of the Option Plan as a result of a special cash distribution paid by the Holding Company to its shareholders on December 10, 1996, so as to represent options for 39,345 shares at a per share option price of $10.53.

(3) The options become exercisable as to 7,869 shares on April 9, 1997, and become exercisable as to 7,869 more shares on each of April 9, 1998, April 9, 1999, April 9, 2000, and April 9, 2001.

     The following table includes the number of shares covered by stock options held by the Named Executive Officer as of December 31, 1996. Also reported are the values for "in-the-money" options (options whose exercise price is lower than the market value of the shares at fiscal year end) which represent the spread between the exercise price of any such existing stock options and the fiscal year-end market price of the stock. The Named Executive Officer did not exercise any stock options during the fiscal year.

        Outstanding Stock Option Grants and Value Realized As Of 12/31/96


                                       Number of Unexercised                   Value of Unexercised In-the-Money
                                     Options at Fiscal Year End                 Options at Fiscal Year End (1)
                                   ---------------------------------           -----------------------------------
     Name                          Exercisable      Unexercisable(2)           Exercisable        Unexercisable(2)
------------------                 -----------      ----------------           -----------        ----------------
Thomas G. Williams                     ---               33,063                  $   ---               $41,329

------------
(1) Amounts reflecting gains on outstanding options are based on the average between the high and low prices for the shares on December 31, 1996, which was $11.25 per share.

(2) The shares represented could not be acquired by the Named Executive Officer as of December 31, 1996. As of January 14, 1997, the options were adjusted as a result of a special cash distribution paid by the Holding Company to its shareholders on December 10, 1996, so as to represent an option for 39,345 shares at a per share option price of $10.53.

     Employment Contracts

     Logansport Savings has entered into three-year employment contracts with Mr. Williams, the Holding Company's Named Executive Officer, and Charles J. Evans, the Holding Company's Vice President (together, the "Employees"). The contracts with the Employees extend annually for an additional one-year term to maintain their three-year term if the Board of Directors of Logansport Savings determines to so extend them, unless notice not to extend is properly given by either party to the contract. Each Employee receives an initial salary under the contract equal to his current salary subject to increases approved by the Board of Directors. The contracts also provide, among other things, for participation in other fringe benefits and benefit plans available to Logansport Savings' employees. Each Employee may terminate his employment upon sixty days' written notice to Logansport Savings. Logansport Savings may discharge each Employee for cause (as defined in the contract) at any time or in certain events specified by Office of Thrift Supervision ("OTS") regulations. If Logansport Savings terminates an Employee's employment for other than cause or if the employee terminates his own employment for cause (as defined in the contract), the Employee will receive his base compensation under the contract for an additional three years if the termination follows a change of control in the Holding Company (as defined below). In addition, during such period, the employee will continue to participate in Logansport Savings' group insurance plans or receive comparable benefits. Moreover, within a period of three months after such termination following a change of control, the employee will have the right to cause Logansport Savings to purchase any stock options he holds for a price equal to the fair market value (as defined in the contact) of the shares subject to such options minus their option price. If the payments provided for in the contract, together with any other payments made to the employee by Logansport Savings, are deemed to be payments in violation of the "golden parachute" rules of the Code, such payments will be reduced to the largest amount which would not cause Logansport Savings to lose a tax deduction for such payments under those rules. As of the date hereof, the cash compensation which would be paid under the contracts to the Employees if the contracts were terminated either after a change of control of the Holding Company, without cause by Logansport Savings, or for cause by the Employees, would be $216,000 for Mr. Williams and $151,500 for Mr. Evans. For purposes of these employment contracts, a change of control of the Holding Company is generally an acquisition of control, as defined in regulations issued under the Change in Bank Control Act and the Savings and Loan Holding Company Act.

     The employment contracts provide Logansport Savings protection of its confidential business information and protection from competition by the Employees should they voluntarily terminate their employment without cause or be terminated by Logansport Savings for cause.

         Executive Supplemental Retirement Income Agreements.

         Logansport Savings has entered into supplemental retirement agreements with Messrs. Williams and Evans (each, an "Executive"). These agreements provide that upon retirement after attaining age 65, assuming continuous service to Logansport Savings until that date, the Executive is entitled to receive annual supplemental retirement benefits in an amount equal to 40% of the highest salary received by the Executive during any 12 month period during his term of service with Logansport Savings, subject to a maximum benefit of $42,000 annually in the case of Mr. Williams and $52,000 annually in the case of Mr. Evans (the
"Annual Retirement Benefit"). These benefits are payable in equal monthly installments over a period of 180 months following retirement.

         The Executives may elect to receive early retirement benefits upon attaining age 62, assuming continuous service to Logansport Savings until that date. Upon an Executive's election to receive such benefits, the Executive is entitled to receive his Annual Retirement Benefit, reduced by 3% in the case of Mr. Williams and 2% in the case of Mr. Evans, for each year or fraction thereof that the Executive's early retirement date precedes his normal retirement date. These early retirement benefit payments begin at the Executive's normal retirement date. However, earlier payment may be requested by the Executive, subject to Board approval. If early payment is approved by the Board of Directors, the Executive's benefit amount is reduced to the present value using a discount rate equal to Logansport Savings' average cost of deposits for the most recent 12 month period. If early payment is not approved by the Board, the Executive is entitled to receive that portion of his Annual Retirement Benefit which is required to be expensed and accrued under generally accepted accounting principles (the "Accrued Benefit") and is vested. Mr. Williams' benefits vest at a rate of 25% per year for each full calendar year of service with Logansport Savings completed after May 7, 1992. Commencing upon the completion of three full calendar years of service with Logansport Savings after May 7, 1992, Mr. Evans' benefits vest at a rate of 20% per year.

         If the Executive dies prior to retirement, his beneficiary will receive an annual survivor's benefit in an amount equal to 40% of the Executive's annual salary at death, subject to a maximum $42,000 in the case of Mr. Williams and $52,000 in the case of Mr. Evans. The survivor's benefit is payable in equal monthly installments over a period of 180 months. If the Executive dies after he has begun receiving retirement benefits under his agreement, his beneficiary will continue to receive the balance of the payments otherwise payable to the Executive under his agreement. Upon the Executive's death, his beneficiary also will receive a one-time lump sum death benefit in the amount of $12,500.

         If the Executive is disabled prior to retirement, the Executive is entitled to receive his Accrued Benefit payable in equal monthly installments over a period of 180 months. If the Executive dies while receiving disability benefit payments, his beneficiary is entitled to receive an annual survivor's benefit in an amount equal to $42,000 in the case of Mr. Williams and $52,000 in the case of Mr. Evans payable in equal monthly installments for the remainder of the Executive's 180 month disability benefit period. In addition, at the Executive's death, if the total disability benefit payments received, or to be received, are less than $250,000, the Executive's beneficiary is entitled to a lump sum payment in an amount sufficient to make the total benefits equal to $250,000.

         Payments of benefits under the agreements are conditioned upon (1) the Executive not becoming employed by a competitor of Logansport Savings or otherwise competing with Logansport Savings while receiving benefits under the agreements and (2) in the case of Mr. Williams, the Executive rendering reasonable business consulting advisory services to Logansport Savings for a period of five years following his retirement. Mr. Williams' agreement further provides that if, prior to his retirement, he is terminated without cause by Logansport Savings, he is entitled to begin receiving his Annual Retirement Benefit upon attaining age 65. However, if Mr. Williams voluntarily terminates his employment, he is entitled to that portion of his Accrued Benefit which has vested at the date of termination. Mr. Evans' agreement provides that if he is terminated for any reason other than cause, he is entitled to receive that portion of his Accrued Benefit which has vested. No benefits are provided if Mr. Evans voluntarily terminates his employment before he is otherwise entitled to benefits under the agreement. If an Executive's employment is terminated for cause, all benefits under his agreement are forfeited and the agreement is rendered null and void. Logansport Savings expensed $64,216 in connection with these agreements for the year ended December 31, 1996.

     Logansport Savings has purchased paid-up life insurance on the lives of the Executives to fund the benefits payable under the supplemental retirement agreements. See "-- Insurance to Fund Certain Benefits."

         Compensation of Directors

         All directors of Logansport are entitled to receive a monthly director fee of $400. Total fees paid to directors for the year ended December 31, 1996 were $32,772. Logansport Savings' directors may, pursuant to deferred compensation agreements, defer payment of some or all of the directors' fees until after they retire or otherwise no longer serve as directors. Upon their attainment of age 70, directors who participate in the deferred compensation plan receive fixed monthly payments for 180 months, but may also elect to receive their benefits in a lump sum. The amount of each director's monthly payments depends on the amount of fees deferred and the period over which the fees were deferred. The agreements also provide for the payment of disability benefits and death benefits. The beneficiary of a director participating in the deferred compensation plan also receives a $7,500 lump sum death benefit upon the director's death. Logansport Savings has purchased paid-up life insurance on the lives of directors participating in the deferred compensation plans to fund benefits payable thereunder. Logansport Savings expensed $9,192 in connection with these agreements for the year ended December 31, 1996. See "-- Insurance to Fund Certain Benefits." Advisory Director, Forrest H. Montgomery, receives a monthly advisory director fee of $331 pursuant to the terms of an amended death benefit agreement. See "-- Death Benefit Agreement with Advisory Director."

         Directors of the Holding Company are not currently paid directors' fees. The Holding Company may, if it believes it is necessary to attract qualified directors or otherwise beneficial to the Holding Company, adopt a policy of paying directors' fees.

         Death Benefit Agreement with Advisory Director

         Logansport Savings has entered into an amended death benefit agreement with Forrest H. Montgomery, an advisory director to Logansport. This agreement provides for the payment of a monthly benefit in the amount of $331 which commenced on April, 1992 upon Mr. Montgomery's retirement and continues for a 120-month period. If Mr. Montgomery dies while receiving monthly benefits under the Agreement, the unpaid balance of the monthly payments will be paid monthly to his designated beneficiary for the remainder of the period. The payment of these benefits is conditioned upon (i) Mr. Montgomery's continued service as an advisory director to Logansport and (ii) Mr. Montgomery not becoming employed by a competitor of Logansport Savings or otherwise competing with Logansport Savings while receiving benefits under the agreement and for a period of two (2) years thereafter.

         Logansport Savings has purchased paid-up life insurance on the life of Mr. Montgomery to fund the benefits payable under the amended death benefit agreement. See "-- Insurance to Fund Certain Benefits."

         Insurance to Fund Certain Benefits

         Logansport Savings has purchased paid-up life insurance on the lives of the Executives covered under the supplemental retirement income agreements with Mr. Williams and Mr. Evans, and on the lives of the directors and the advisory director covered under the deferred compensation agreements and the amended death benefit agreement to fund the obligations under these agreements. The insurance is provided by Transamerica Life Insurance Company. At December 31, 1996, the cash surrender value of the policies was carried on the books of Logansport at an amount equal to $1,040,242.

         Transactions With Certain Related Persons

         Logansport Savings has followed a policy of offering to its directors, officers, and employees real estate mortgage loans secured by their principal residence and other loans. These loans are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors and executive officers totaled approximately $327,000, or 2.12% of shareholders' equity on a consolidated basis at December 31, 1996.

         In addition to their compensation from Logansport Savings, Mr. Williams and Mr. Evans also receive commissions on sales of credit life insurance and mortgage life insurance to Logansport Savings' customers. Mr. Williams and Mr. Evans are duly licensed to sell such products and retains 50% of the commissions received on credit life and mortgage life insurance sales. Logansport Savings receives the other half of the commissions earned by Mr. Williams and Mr. Evans from the sales of these products. For the year ended December 31, 1996, Mr. Williams and Mr. Evans received $6,203 and $200, respectively in commissions from the sale of credit life and mortgage life insurance.

         Logansport currently utilizes Mr. Evans, who is a state licensed appraiser, as a staff appraiser for substantially all residential mortgage loans under $250,000. Mr. Williams serves as a review appraiser for all appraisals performed by Mr. Evans. As part of closing costs, Logansport charges an appraisal fee of approximately $100 for all residential mortgage loans. In connection with their appraisal work, Mr. Evans and Mr. Williams receive 60% and 40%, respectively, of this appraisal fee. For the year ended December 31, 1996, Mr. Evans and Mr. Williams received $11,940 and $7,960, respectively, as compensation for their appraisal work.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the 1934 Act requires that the Holding Company's officers and directors and persons who own more than 10% of the Holding Company's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Holding Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons that no Forms 5 were required for those persons, the Holding Company believes that during the fiscal year ended December 31, 1996, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to
Section 16(a) of the 1934 Act were satisfied in a timely manner.

                                   ACCOUNTANTS

     Geo. S. Olive & Co. LLC has served as auditors for Logansport Savings since 1993 and for the Holding Company since 1995. A representative of Geo. S. Olive & Co. LLC will be present at the Annual Meeting with the opportunity to make a statement if he so desires. He will also be available to respond to any appropriate questions shareholders may have. The Board of Directors of the Holding Company had not yet completed the process of selecting an independent public accounting firm to audit its books, records and accounts for the fiscal year ended December 31, 1997.

                              SHAREHOLDER PROPOSALS

     Any proposal which a shareholder wishes to have presented at the next Annual Meeting of the Holding Company and included in the Holding Company's proxy statement, must be received at the main office of the Holding Company for the inclusion in the proxy statement no later than 120 days in advance of February 27, 1998. Any such proposal should be sent to the attention of the Secretary of the Holding Company at 723 East Broadway, Logansport, Indiana 46947.



                                  OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than those matters described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of solicitation of proxies will be borne by the Holding Company. The Holding Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitation by mail, directors, officers, and employees of the Holding Company may solicit proxies personally or by telephone without additional compensation.

     Each shareholder is urged to complete, date and sign the proxy and return it promptly in the enclosed envelope.


                                              By Order of the Board of Directors


                                              /s/ Thomas G. Williams
                                              Thomas G. Williams, President and
                                              Chief Executive Officer


February 27, 1997

[FRONT OF PROXY CARD]

REVOCABLE PROXY           LOGANSPORT FINANCIAL CORP.
                         Annual Meeting of Shareholders
                                  April 8, 1997

     The undersigned hereby appoints Dianne Hoffman and Dottye Robeson, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Logansport Financial Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the office of Logansport Financial Corp. at 723 East Broadway, Logansport, Indiana, on Tuesday, April 8, 1997, at 2:00 P.M., and at any and all adjournments thereof, as follows:

1.   The election as directors of all nominees listed below, except as marked to
     the contrary        [ ]    FOR      [ ]     VOTE WITHHELD

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name on the list below:

         Norbert E. Adrian                             William Tincher, Jr.
                          (each for a three year term)

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.


 The Board of Directors recommends a vote "FOR" each of the listed propositions.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


This Proxy may be revoked at any time prior to the voting thereof.

The undersigned acknowledges receipt from Logansport Financial Corp., prior to the execution of this Proxy, of Notice of the Meeting, a Proxy Statement and an Annual Report to Shareholders.

[BACK OF PROXY CARD]


THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.


                                                      ____________________, 1997







                        --------------------------     -------------------------
                        Print Name of Shareholder      Print Name of Shareholder


                        --------------------------     -------------------------
                        Signature of Shareholder       Signature of Shareholder

                        Please sign as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.